Exhibit 10.1

Execution Version October 1 2007
AMENDMENT TO THE
SHARE PURCHASE AGREEMENT
dated 12/13 May 2007 by and between
MERCK GENERICS HOLDING GMBH
MERCK S.A.
MERCK INTERNATIONALE BETEILIGUNGEN GMBH
as Sellers
MERCK KGAA
as Sellers’ Guarantor and Sellers’ Representative
and
MYLAN LABORATORIES INC.
as Purchaser
for the acquisition of
all shares in
Merck dura GmbH,
Merck Generics Group B.V.,
EMD, Inc.,
Merck Generics Belgium B.V.B.A., and
Merck Genericos S.L.
1 October 2007
Skadden, Arps, Slate Meagher & Flom LLP
An der Welle 5
60322 Frankfurt am Main
Germany

Table of Contents

Table of Contents	i
Index of Defined Terms and Abbreviations	iii
List of Exhibits and Schedules	v
AMENDMENT TO SHARE PURCHASE AGREEMENT	1
PREAMBLE	1
1. Definitions and Rules of Construction	1
1.1 Certain Defined Terms	1
1.2 Headings	2
1.3 German Terms	2
1.4 General Rules of Construction	2
2. Additional Target Companies, Sellers and Transferees	2
2.1 The Additional Target Companies	2
2.2 The Additional Sellers	3
2.3 The Additional Purchasers and Transferees	3
3. Transferee Designations	4
3.1 Dura, MGG, Merck Belgium and Merck Genericos	4
3.2 EMD	4
3.3 Additional Assumption of Liabilities	5
3.4 No Rights of Designated Transferees	6
4. Sale and Transfer of additional Target Companies and the Companies	6
4.1 Additional Actions before or on Closing	6
4.2 Sale and Transfer of the Companies	7
4.3 Scope of Sale with respect to the Companies	7
5. IP Transfers and Continuing Pre-Sale Reorganization	8
5.1 EpiPen	8
5.2 Duranifin and Enadura	8
5.3 Continuance of Pre-Sale Reorganization	9
5.4 Agreements with Sellers’ Affiliates	10
6. Settlement of Intercompany Balances	10
6.1 Conversion to Intercompany Balances	10
6.2 Settlement between Sellers’ Representative and Purchaser	11
7. Closing Date, Order of Closing Actions and other Transfer Actions	12
7.1 Closing Date	12
7.2 Pre-Closing Actions	12
7.3 Closing Actions	13
7.4 Closing Confirmation	15

7.5 Director Resignations	15
7.6 Prasfarma	15
8. Purchase Price and Effective Date	16
8.1 No Effect on Purchase Price	16
8.2 Effective Date	16
8.3 Exchange Rates	17
9. Indemnification and Costs	17
9.1 Indemnification	17
10. Miscellaneous	19
10.1 Notices	19
10.2 Severability	19
10.3 Exhibits	19
10.4 Amendments	19
10.5 Governing Law	19
10.6 Arbitration	19

Index of Defined Terms and Abbreviations

Additional Seller	3
Additional Target Companies	3
Affiliate Intercompany Balances	11
Alphapharm	2
Alphapharm Note	6
Alphapharm Transfer	6
Alphapharm Transfer Form	6
Amendment	1
Companies	1
Designated Transferees	3
Dura IP Transfer Agreement	8
Effective Date	17
EpiPen Sale Agreement	8
French Tax Code	7
Genericos Transfer Deed	4
Genius Belgium Transfer Deed	4
Genius GmbH	2
Genius GmbH Note	6
Genius GmbH SPA	6
Genius GmbH Transfer	6
Genpharm Note	6
Intercompany Settlement	12
Merck	1
Merck Affiliate Loan	11
Merck Affiliate Obligation	11
Merck Belgium Shares	8
Merck France	3
Merck France Note	7
Merck France Transfer	7
Merck France Transfer Order	7
Merck Intercompany Balances	10
Merck Non-US Intercompany Balance	11
Merck US Intercompany Balance	11
Mylan Australia	3
Mylan Canada	3

Mylan France	3
Mylan Holding	2
Mylan Luxembourg 2	1
New Belgium Shares	8
New Transfers	6
Non-US Affiliate Intercompany Balances	11
Outside Date	19
Parties	2
Prasfarma Expense Cap	16
Pre-Closing Actions	13
Purchaser	1
Seller 1	1
Seller 2	1
Seller 3	1
Sellers	1
Sellers’ Guarantor	1
Sellers’ Representative	1
Share Purchase Agreement	1
Shareholder Loans	10
Specified Terms	6
Subsidiary Loans	10
Transitional Prasfarma Solution	16
US Affiliate Intercompany Balances	11

List of Exhibits

Exhibit 3.1.2(a)	Dura Transfer Deed
Exhibit 3.1.2(b)	MGG Transfer Deed
Exhibit 3.1.2(c)	Merck Belgian Transfer Deed
Exhibit 3.1.2(d)	Genericos Transfer Deed
Exhibit 4.1.1(a)(i)	Genius GmbH SPA
Exhibit 4.1.1(a)(ii)	Genius GmbH Note
Exhibit 4.1.1(b)(i)	Alphapharm Transfer Deed
Exhibit 4.1.1(b)(ii)	Alphapharm Note
Exhibit 4.1.1(c)(i)	Merck France Transfer Order
Exhibit 4.1.1(c)(ii)	Merck France Notess
Exhibit 5.1	EpiPen Sale Agreement
Exhibit 5.2	Dura IP Transfer Agreement
Exhibit 5.3	Assets
Exhibit 5.4	Agreements with Sellers’ Affiliates
Exhibit 6.2.4	Intercompany Payment Agreements
Exhibit 7.3.1(g)	Brand License Agreement
Exhibit 7.3.1(h)	Transitional Services Agreement
Exhibit 7.3	Closing Confirmation

 v
AMENDMENT TO SHARE PURCHASE AGREEMENT
This Amendment (this “Amendment”) to the Share Purchase Agreement dated 12/13 May 2007 (roll of deeds no. 100 of 2007 of the notary Dr. Burkhardt Meister, Frankfurt am Main) by and between the Parties set forth below (the “Share Purchase Agreement”) is made as of 1 October 2007 by and between
1.	Merck Generics Holding GmbH, a limited liability company organized under the laws of Germany and registered with the commercial register (Handelsregister) of the municipal court (Amtsgericht) of Darmstadt, Germany, under HRB 7759,
- “Seller 1” -
2.	Merck S.A., a stock corporation organized under the laws of France and registered with the commercial register (registre de commerce et des sociétés) of Lyon under no. 777335340 RCS Lyon,
- “Seller 2” -
3.	Merck Internationale Beteiligungen GmbH, a limited liability company organized under the laws of Germany and registered with the commercial register of the municipal court of Darmstadt, Germany, under HRB 8239,
- “Seller 3” -
- Seller 1, Seller 2 and Seller 3
jointly the “Sellers” -
4.	Merck KGaA, a partnership limited by shares organized under the laws of Germany and registered with the commercial register of the municipal court of Darmstadt, Germany, under HRB 6164,
- “Merck”, and also referred to as
“Sellers’ Guarantor” and “Sellers’ Representative” -
5.	Mylan Laboratories Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania with business address at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317, U.S.A.,
- “Purchaser” -
6.	Mylan Luxembourg 2 S.á.r.L, a limited liability company organized under the laws of Luxembourg with business address at 8-10 rue Mathias Hard, L-1717 Luxembourg, Luxembourg,
- “Mylan Luxembourg 2” -
7.	Mylan Delaware Holding Inc., a corporation organized under the laws of Delaware, U.S.A., with registered address at 1500 Corporate Drive, Canonsburg, PA 15317, U.S.A.
- “Mylan Holding” -
- Sellers, Sellers’ Guarantor, Purchaser, Mylan Luxembourg 2
and Mylan Holding are also referred to as “Parties”

PREAMBLE
WHEREAS, the Purchaser, the Sellers and Sellers’ Guarantor have executed on 12/13 May 2007 the Share Purchase Agreement for the sale and purchase of the generics business, as further specified in the Share Purchase Agreement, operated by Sellers’ Representative through various direct and indirect subsidiaries;
WHEREAS, the Share Purchase Agreement provides for a direct or indirect acquisition of all shares in Merck Dura GmbH, Merck Generics Group B.V., EMD, Inc., Merck Generics Belgium B.V.B.A. and Merck Genericos S.L. (together, the “Companies”) and indirectly the respective Subsidiaries of the Companies;
WHEREAS, Section 3.1.5 (Structure of Transaction) of the Share Purchase Agreement provides that at the election of Purchaser, subject to certain terms and conditions, (i) any one or more Affiliates of Purchaser may be substituted for Purchaser in the transaction and (ii) Purchaser or any such substituted purchaser or purchasers may directly acquire Interests in any Subsidiary, either in lieu of or in addition to acquisitions of the Shares in the Companies;
WHEREAS, Purchaser has proposed to Sellers and Sellers’ Representative certain changes to the acquisition structure, which Sellers and Sellers’ Representative have considered in good faith and find generally acceptable;
WHEREAS, (i) Purchaser shall fully indemnify Sellers and Sellers’ Affiliates for all Taxes to the extent any changes in acquisition structure contemplated by this Amendment increase the Tax costs to Sellers and Sellers’ Affiliates above the amount of costs that would have been incurred in connection with the sales and transfers set forth in Section 3.1 of the Share Purchase Agreement as of the Signing Date and (ii) all incremental costs and expenses (including reasonable out of pocket expenses for counsel) incurred by Sellers or Sellers’ Affiliates in connection with the implementation of any substitution or change in the acquisition structure contemplated by this Amendment or any alternative structure considered previously by Purchaser and proposed in writing (including by way of email) to Sellers or Sellers’ Affiliate shall be reimbursed, and all risks related to the acquisition structure changes shall be assumed, by Purchaser; and
WHEREAS, the Parties wish to agree on (i) certain changes to the acquisition structure proposed by Purchaser subject to the terms and conditions set forth in this Amendment; (ii) the additional actions in connection with such changes to the acquisition structure; and (iii) certain other provisions.
NOW THEREFORE, the Parties agree as follows:
1.
DEFINITIONS AND RULES OF CONSTRUCTION
1.1	Certain Defined Terms

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Share Purchase Agreement.

1.2	Headings

The headings in this Amendment are inserted for convenience only and shall not affect the interpretation of this Amendment.

1.3	German Terms

If any provision in this Amendment contains an English term after which either in the same provision or elsewhere in this Amendment a term or terms in German have been added in parentheses and/or italics, then it shall be solely such German term and not the English term that is decisive for the interpretation of the respective provision.

1.4	General Rules of Construction

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be construed to express limitation in any way. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof”, “hereby” and “hereunder”, and words of similar import, shall be construed to refer to this Amendment in its entirety and not to any particular provision hereof, (v) the words “immediately” and “promptly” shall mean without undue delay (ohne schuldhaftes Zögern), and (vi) all references herein to Sections, Exhibits and Disclosure Schedules shall be construed to refer to Sections of, and Exhibits and Disclosure Schedules to, this Amendment unless indicated otherwise in this Amendment.
2.
ADDITIONAL TARGET COMPANIES, SELLERS AND TRANSFEREES
2.1	The Additional Target Companies
2.1.1	Genius GmbH. Allgemeine Beteiligungsgesellschaft Genius Deutschland mbH (“Genius GmbH”), is a limited liability organized under the laws of Germany registered with the municipal court of Darmstadt, Germany, under HRB 86194.

2.1.2	Alphapharm. Alphapharm Pty. Ltd. (“Alphapharm”), is a proprietary company limited by shares organized under the laws of New South Wales, Australia, and registration number ACN 002 359 739.

2.1.3	Merck France. Merck Generics France Holding S.A.S. (“Merck France”) is a French société par actions simplifiée organized under the laws of France having its registered office at 37 rue Saint-Romain, Lyon (69008), France, and registered with the Lyon Trade and Companies Register under the number 399 293 323;

2.1.4	Definitions. Genius GmbH, Alphapharm and Merck France shall hereinafter also be referred to as the “Additional Target Companies”.
2.2	The Additional Sellers

MGG shall also be referred to as the “Additional Seller”.

2.3	The Additional Purchasers and Transferees
2.3.1	Mylan Holding. Mylan Delaware Holding Inc. is a corporation organized under the laws of Delaware, U.S.A., with registered address at 1500 Corporate Drive, Canonsburg, PA 15317, U.S.A., and a wholly owned subsidiary of Purchaser.

2.3.2	Mylan Australia. Mylan Australia Pty. Ltd (“Mylan Australia”) is a proprietary company limited by shares organized under the laws of Victoria, Australia, with business address at c/o Hall & Wilcox, Level 30 Bourke Place, 600 Bourke Street, Melbourne VIC 3000, Australia, with registration number ACN 126 990 029, and a wholly owned subsidiary of Purchaser.

2.3.3	Mylan Canada. Mylan Canada, ULC (“Mylan Canada”) is an unlimited liability company organized under the laws of Alberta, Canada, with business address at 3400, 105 — 6th Avenue SW, Calgary, Alberta, T2P3Y7 C, Canada, and a wholly owned subsidiary of Purchaser.

2.3.4	Mylan France. Mylan France S.A.S. (“Mylan France”) is a French société par actions simplifiée with a share capital of EUR 37,000 organized under the laws of France having its registered office at 8 avenue Hoche, 75008 Paris, France, and registered with the Commercial and Company Registry of Paris under number 499 944 734, and a wholly owned subsidiary of Purchaser.

2.3.5	Mylan Luxembourg 2. Mylan Luxembourg 2 is a limited liability company organized under the laws of Luxembourg with business address at 8-10 rue Mathias Hard, L-1717 Luxembourg, Luxembourg., and a wholly owned subsidiary of Purchaser.

2.3.6	Definitions. Mylan Luxembourg 2 and Mylan Holding shall also be referred to as the “Designated Transferees”.

2.3.7	Purchaser hereby represents and warrants to Sellers in the form of an independent guarantee (selbständiges Garantieversprechen) that the statements made in this Section 2.3 are correct on the date hereof.
3.
TRANSFEREE DESIGNATIONS
3.1	Dura, MGG, Merck Belgium and Merck Genericos
3.1.1	Designation. Pursuant to Section 21.5 of the Share Purchase Agreement, Purchaser hereby assigns to Mylan Luxembourg 2 its rights as purchaser under the Share Purchase Agreement to receive the Dura Share, the Merck Belgium Shares, the Merck Genericos Shares and the MGG Shares and the right to receive the portion of (i) the excess of the Final Purchase Price over the Preliminary Purchase Price pursuant to Section 4.2.2 of the Share Purchase Agreement, if any, and (ii) the excess of the Adjustment Purchase Price over the Final Purchase Price pursuant to Section 4.3 of the Share Purchase Agreement, if any, in each case allocated to such Share(s) pursuant to Exhibit 4.1.4 of the Share Purchase Agreement. As a result thereof, subject to the satisfaction or waiver of the Closing Conditions and the terms of the Share Purchase Agreement and this Amendment, at the Closing Date (i) Seller 1 shall transfer the Dura Share and the MGG Shares to Mylan Luxembourg 2, and (ii) Seller 3 shall transfer the Merck Belgium Shares and the Merck Genericos Shares to Mylan Luxembourg 2, in each case instead of to Purchaser, but otherwise in accordance with Section 3.1.2 of the Share Purchase Agreement and Section 3.1.2 hereof. By consummating the respective transfers on the Closing Date to Mylan Luxembourg 2, Seller 1 and Seller 3 shall have fulfilled their obligations towards Purchaser under the Share Purchase Agreement to transfer the respective Shares on Closing to Purchaser.

3.1.2	Transfer Deeds. As a result of the transferee designations set forth in Section 3.1.1, the Dura Transfer Deed shall substantially be in the form set forth in Exhibit 3.1.2(a), the MGG Transfer Deed shall be substantially in the form set forth in Exhibit 3.1.2(b), the Merck Belgium Transfer Deed shall be substantially the form set forth in Exhibit 3.1.2(c), and the Genericos Transfer Deed shall be substantially the form set forth in Exhibit 3.1.2(d).
3.2	EMD

Pursuant to Section 21.5 of the Share Purchase Agreement, Purchaser hereby assigns to Mylan Holding its rights as purchaser under the Share Purchase Agreement to receive the EMD Shares and the right to receive (i) the excess of the Final Purchase Price over the Preliminary Purchase Price pursuant to Section 4.2.2 of the Share Purchase Agreement, if any, and (ii) the excess of the Adjustment Purchase Price over the Final

Purchase Price pursuant to Section 4.3 of the Share Purchase Agreement, if any, in each case allocated to such Share(s) pursuant to Exhibit 4.1.4 of the Share Purchase Agreement. As a result thereof, subject to the satisfaction or waiver of the Closing Conditions and the terms of the Share Purchase Agreement and this Amendment, Seller 2 shall transfer on the Closing Date the EMD Shares to Mylan Holding instead of to Purchaser, but otherwise in accordance with Section 3.1.2 of the Share Purchase Agreement. By consummating the respective transfer on the Closing Date to Mylan Holding, Seller 2 shall have fulfilled its obligations towards Purchaser under the Share Purchase Agreement to transfer the EMD Shares on Closing to Purchaser.

3.3	Additional Assumption of Liabilities
3.3.1	Additional Assumption of Liabilities. Each Designated Transferee hereby also assumes the liabilities of Purchaser to pay the Purchase Price and the Preliminary Purchase Price, respectively, to Sellers by means of an additional assumption of liabilities (Schuldbeitritt) with respect to the portion of the Purchase Price and the Preliminary Purchase Price, respectively, allocated to the Shares to be transferred to the respective Designated Transferee under Sections 3.1 and 3.2. As a result of such additional assumption of liabilities (Schuldbeitritt), Sellers shall have independent claims against the Designated Transferees to pay the portion of the Purchase Price and the Preliminary Purchase Price, respectively, allocated to the Shares transferred to them. For the avoidance of doubt, such claims shall be in addition to, and not in replacement of, the obligations of Purchaser under the Share Purchase Agreement, which shall remain unaffected (joint and several liability) (gesamtschuldnerische Haftung).

3.3.2	Role of Designated Transferees. The Designated Transferees shall not be a “Purchaser” within the meaning of the Share Purchase Agreement, and the Designated Transferees (i) shall have no rights against Sellers as purchaser (Käufer) in connection with the sale and transfer of the Shares other than the assigned rights of Purchaser to receive, and become owners, of the Shares (dinglicher Empfänger) and to receive the adjustments in connection with the Purchase Price as specified in more detail in Sections 3.1 and 3.2. and (ii) as a result of the additional assumption of liabilities will also be obligated towards Sellers to pay the respective portion of the Purchase Price and the Preliminary Purchase Price, respectively.

3.3.3	Payments by Designated Transferees. Sellers and Sellers’ Representative will accept payments made by the Designated Transferees on the outstanding Purchase Price and the Preliminary Purchase Price, respectively, in satisfaction of Sellers’ respective claim to receive the Purchase Price and the Preliminary Purchase Price, respectively, from Purchaser and the Designated Transferees as joint and several debtors.

3.4	No Rights of Designated Transferees

Except for the rights and obligations expressly set forth in this Amendment and the transfer documents for the respective Shares (the “Specified Terms”), the Designated Transferees shall have no other rights against or obligations to Sellers or Sellers’ Representative under or in connection with the sale and transfer of the Shares, and all rights and obligations between the Parties in connection with these sales and transfers of the Shares, other than the Specified Terms, shall be exclusively governed by the Share Purchase Agreement and shall exist exclusively between Purchaser on the one side and Sellers and Sellers’ Representative on the other side as if the transfers of the Shares were entered into and consummated between Purchaser and the respective Seller as originally contemplated by the Share Purchase Agreement. Purchaser shall procure that the Designated Transferees will act accordingly and not seek any rights or claims against Sellers or Sellers’ Representative under or in connection with these sales and transfers other than the Specified Terms.
4.
SALE AND TRANSFER OF ADDITIONAL TARGET COMPANIES AND THE COMPANIES
4.1	Additional Actions before or on Closing
4.1.1	New Transfer Actions. Pursuant to Section 3.1.5 of the Share Purchase Agreement, and subject to the terms and Conditions of this Amendment, in particular Sections 4.1.2 and 7.3.2, the Parties hereby agree to implement the following transfers, on or before the Closing Date or as otherwise indicated, respectively, by (i) taking the specific actions stated in Section 7 to be taken by the relevant Party and (ii) in the order specified in Section 7 (the “New Transfers”):
(a)	Sellers shall cause MGG to sell and transfer to Mylan Canada (i) the shares in Genius GmbH and (ii) the promissory note issued by Genius GmbH to MGG for the acquisition of Genpharm, Inc., a corporation organized under the laws of Ontario, Canada (the “Genpharm Note”) pursuant to a share and note purchase and transfer agreement in the form attached as Exhibit 4.1.1(a)(i)(i) (the “Genius GmbH SPA”) in exchange for a promissory note (the “Genius GmbH Note”) in the form as attached as Exhibit 4.1.1(a)(ii) (the “Genius GmbH Transfer”);

(b)	Sellers shall cause MGG to sell and transfer the shares in Alphapharm to Mylan Australia pursuant to a share transfer form in the form attached as Exhibit 4.1.1(b)(i) (the “Alphapharm Transfer Form”) in exchange for a promissory note (the “Alphapharm Note”) in the form as attached as Exhibit 4.1.1(ii) (the “Alphapharm Transfer”); and

(c)	Purchaser expressly confirms its intent that the Merck France Transfer falls within the scope of Section 223 B c. of the Code General des Impôts (the “French Tax Code”). In particular, if the Purchaser, or one of its Affiliates (other than Mylan France), were to hold the Shares in Merck France as a result of the transactions contemplated hereby, Purchaser expressly confirms its intent to immediately reassign, or to cause such Affiliate to immediately reassign, the said Shares to Mylan France in order to comply with the Section 223 B c. of the French Tax Code. Sellers shall cause MGG to sell and transfer the shares in Merck France to Mylan France pursuant to a share transfer order in the form attached as Exhibit 4.1.1(c)(i) (the “Merck France Transfer Order”) in exchange for two promissory notes (the “Merck France Notes”) in the form as attached as Exhibit 4.1.1(c)(ii) (the “Merck France Transfer”). The Parties acknowledge that Sellers have agreed to effect the Merck France Transfer without having examined, or assuming any responsibility or liability for, the Purchaser’s intent that the Merck France Transfer complies with Section 223 B c. of the French Tax Code or any Tax effects desired by Purchaser.
4.1.2	Separate Obligations. The failure (including by way of inability) of any Party to perform any action required to be taken by it under any of these Sections 4.1.1(a), 4.1.1(b) and 4.1.1(c) shall not relieve such Party or any of its Affiliates to take any other action under Sections 4.1.1(a), 4.1.1(b) and 4.1.1(c); it being understood that the individual actions under each of Sections 4.1.1(a), 4.1.1(b) and 4.1.1(c) shall be taken simultaneously (Zug-um-Zug) by the Parties to such actions.

4.1.3	Final Structure. Purchaser hereby confirms its current intent not to request or make any further changes to the acquisition structure contemplated by this Amendment, it being understood that the Parties can mutually agree otherwise (without being obligated to do so).
4.2	Sale and Transfer of the Companies
4.2.1	The obligations of the Parties under the Share Purchase Agreement to transfer the Shares in the Companies on the Closing Date, subject to the satisfaction or waiver of the Closing Conditions, pursuant to Section 8 of the Share Purchase Agreement, as amended by this Amendment, shall remain unaffected by the New Transfers. The shares in the Additional Target Companies shall not constitute “Shares” in the meaning of the Share Purchase Agreement.
4.3	Scope of Sale with respect to the Companies
4.3.1	Status of Merck Belgium. Section 2.1.4 of the Share Purchase Agreement sets forth that Merck Belgium has a stated capital (maatschappelijk kapitaal) of EUR 18,550 represented by 18,550 nominative shares (aandelen opnaam), and that Seller 3 holds 18,549 (referred to in the Share Purchase Agreement as the

“Merck Belgium Shares”) and MGG holds one of these shares. In connection with a pre-sale restructuring in Belgium the share capital of Merck Belgium was increased to 5,872,136 shares by issuance of 5,853,271 new shares to Seller 3 (the “New Belgium Shares”) and by issuance of 315 shares to MGG.

4.3.2	Transfer of New Shares. The Parties hereby confirm their agreement that the sale of the Merck Belgium Shares by Seller 3 under Section 3.1.1 of the Share Purchase Agreement shall comprise all shares held by Seller 3 in Merck Belgium on the Closing Date, and that the obligation of Seller 3 to transfer the Merck Belgium Shares under Section 3.1.2 (d) of the Share Purchase Agreement as part of Closing will also include the New Belgium Shares. As from the date hereof, the term “Merck Belgium Shares” as defined in the Share Purchase Agreement shall also include the New Belgium Shares.
5.
IP TRANSFERS AND CONTINUING PRE-SALE REORGANIZATION
5.1	EpiPen

The Parties agree that in deviation from, and in satisfaction of, Section 16.2.4, first sentence, of the Share Purchase Agreement, subject to the satisfaction or waiver of the Closing Conditions and the terms and conditions of the Share Purchase Agreement, as amended by this Amendment, that Sellers shall ensure that EMD Chemicals Inc. sells and transfers the Trademark EpiPen to Purchaser on the Closing Date for a purchase price of EUR 22,000,000 (as provided in Exhibit 4.1.4. to the Share Purchase Agreement) pursuant to an IP Sale and Transfer Agreement substantially in the form attached as Exhibit 5.1 (the “EpiPen Sale Agreement”). The Execution of the EpiPen Sale Agreement will be an additional Closing Action. The purchase price under the EpiPen Sale Agreement shall be part of the Purchase Price under the Share Purchase Agreement.

5.2	Duranifin and Enadura

The Parties agree that in deviation from, and in satisfaction of, Section 16.2.4, second sentence, of the Share Purchase Agreement, subject to the satisfaction or waiver of the Closing Conditions and the terms and conditions of the Share Purchase Agreement, as amended by this Amendment, Seller 1 shall contribute and transfer the Trademarks Duranifin and Enadura to Dura on the Closing Date as contribution into the capital reserves of Dura pursuant to a shareholder resolution and transfer agreement substantially in the form attached as Exhibit 5.2 (the “Dura IP Transfer Agreement”). The Purchase Price allocated to Dura pursuant to Exhibit 4.1.4 to the Share Purchase Agreement will accordingly be increased by EUR 800,000, and otherwise there will no longer be a part of the Purchase Price allocated to these Trademarks. The Execution of the Dura IP Transfer Agreement will be an additional Closing Action.

5.3	Continuance of Pre-Sale Reorganization
5.3.1	The Parties agree that, upon effectiveness of this Agreement, Section 14.1 of the Share Purchase Agreement shall be of no further force and effect and that it shall be replaced in its entirety by this Section 5.3; provided that for all purposes of the Share Purchase Agreement, all references to “Exhibit 14.1(a),” “Exhibit 14.1(b)” and “Excluded Jurisdictions” shall be deemed to refer to such terms as defined in the Share Purchase Agreement without such effect to this Amendment.

5.3.2	Exhibit 14.1(a) to the Share Purchase Agreement sets forth certain reorganization measures that Sellers have taken or are in the process of taking or will take, as the case may be (such measures, the “Pre-Sale Reorganization”), and the status of the Pre-Sale Reorganization as of the Signing Date. Sellers shall continue and complete, and take all actions necessary or expedient in connection with, the Pre-Sale Reorganization prior to the Effective Date, except for the actions contemplated to occur after the Effective Date as set forth in Exhibit 14.1(a) to the Share Purchase Agreement. To the extent that, after giving effect to the Pre-Sale Reorganization and the activities contemplated by Sections 16.2.2 and 16.2.4 (as amended pursuant to Sections 5.1 and 5.2 of this Amendment) of the Share Purchase Agreement, as of the Closing Date Sellers and Sellers’ Affiliates own any assets of whatever kind and nature, real or personal, tangible or intangible, intended to be used exclusively in the operation or conduct of the Business, Sellers and Sellers’ Affiliates will, in consultation with Purchaser, transfer such assets, without charge, to the Group Company or Group Companies that used such assets as of the Effective Date. In the event that Sellers identify any such asset after the Closing Date, Sellers will so notify Purchaser in writing, which writing shall describe the manner and time of transfer. The Parties agree that (i) the assets set forth on Exhibit 5.3 will be transferred in the manner and by the time specified in Exhibit 5.3 and (ii) the Parties will bear the responsibility for, and costs of, carving out certain systems as set forth on Exhibit 5.3. Any material assets that are used (but not used exclusively) by the Group Companies shall be made available to the Group Companies by Sellers and Sellers’ Affiliates on the same basis as they are currently made available. The foregoing provisions shall apply mutatis mutandis to assets or rights held by the Group Companies that are used by Seller or Sellers’ Affiliates. The foregoing provisions do not apply to (i) assets or rights covered by Section 16 of the Share Purchase Agreement, (ii) assets or rights used, held for use or intended to be used solely in the Excluded Jurisdictions set forth in Exhibit 14.1(b) to the Share Purchase Agreement (“Excluded Jurisdictions”) until the time of and subject to the acquisition of the applicable Excluded Business, (iii) assets or rights used, held for use or intended to be used in providing the services to be provided in the Transitional Services Agreement and the “excluded services” set forth in Exhibit 16.3 to the Share Purchase Agreement, except for the seat licenses and servers identified on Exhibit 5.3, (iv) assets or rights provided pursuant to the Brand License Agreement or (v) assets or rights provided under supply or distribution agreements that are the subject of Section 10.13.3 of the Share Purchase Agreement. Except as set forth in Exhibit 14.1(a) of the Share Purchase Agreement, as of and following the Effective Date the Group Companies shall have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) arising out of the operation or conduct of any business of Sellers or Sellers’ Affiliates other than the Business.
5.4	Agreements with Sellers’ Affiliates

Purchaser and Sellers’ Representative acknowledge that they have agreed that certain agreements will be executed between Sellers’ Affiliates and the Group Companies as set forth in Exhibit 5.4 and Purchaser (with respect to the Group Companies) and Sellers’ Representative (with respect to Sellers’ Affiliates) will procure that all agreements listed in Exhibit 5.4 are executed within one month after the Closing Date.
6.
SETTLEMENT OF INTERCOMPANY BALANCES
6.1	Conversion to Intercompany Balances

Sections 3.2, 3.3 and 3.4 of the Share Purchase Agreement set forth certain provisions regarding the settlement and payment of (i) claims resulting from the Cash Management, (ii) certain loans granted to, or funds deposited with, a Group Company by a Seller or Sellers’ Affiliate, and (iii) certain loans made by a Group Company to a Seller or Sellers’ Affiliate. The Parties have agreed to settle all outstanding balances under these claims, loans or deposits between a Group Company on the one side and a Seller or Sellers’ Affiliate on the other side pursuant to the following settlement mechanism:
6.1.1	Sellers and Sellers’ Representative shall procure, to the extent feasible or expedient (which, e.g., is not feasible with respect to intra-group loans between South African companies), that (i) all loans to, or deposits with, a Group Company by a Seller or a Sellers’ Affiliate (“Shareholder Loans”), and (ii) all loans to, or deposits with, a Seller or Sellers’ Affiliate by a Group Company (“Subsidiary Loans”), will be converted into an intercompany balance between Sellers’ Representative and the respective Group Company to be booked to the respective existing intercompany account (together with any existing intercompany balances between Sellers’ Representative and a Group Company, any remaining Shareholder Loans made by Sellers’ Representative and any remaining Subsidiary Loan made to Sellers’ Representative, the “Merck Intercompany Balances”).

6.1.2	Any Shareholder Loan made by a Sellers’ Affiliate other than Sellers’ Representative that remains outstanding on Closing shall be referred to as a

“Merck Affiliate Loan”, and any Subsidiary Loan made to a Sellers’ Affiliate other than Sellers’ Representative that remains outstanding on Closing, if any, shall be referred to as a “Merck Affiliate Obligation”, and together with the Merck Affiliate Loans, the “Affiliate Intercompany Balances”).

6.1.3	All Shareholder Loans to, and all Subsidiary Loans by, any of EMD Inc., Dey Inc., Dey L.P., Dey L.P. Inc. and Genpharm LP, U.S.A. shall be referred to as “Merck US Intercompany Balance” and “US Affiliate Intercompany Balances”, as applicable, and all other Shareholder Loans and Subsidiary Loans shall be referred to as “Merck Non-US Intercompany Balance” and “Non-US Affiliate Intercompany Balances”.
6.2	Settlement between Sellers’ Representative and Purchaser
6.2.1	Merck Intercompany Balances. All US Merck Intercompany Balances outstanding on the Closing Date will be settled directly between Purchaser and Sellers’ Representative and all Non-US Merck Intercompany Balances outstanding on the Closing Date will be settled directly between Mylan Luxembourg 2 and Sellers’ Representative as follows:
(a)	With respect to any Merck Intercompany Balance in favor of Sellers’ Representative, Purchaser or Mylan Luxembourg 2, as applicable, shall pay the respective balance on behalf of the respective Group Company; and

(b)	With respect to any Merck Intercompany Balance in favor of a Group Company, Sellers’ Representative shall pay the respective balance to Purchaser or Mylan Luxembourg 2, as applicable, as the collection agent of the respective Group Company.
6.2.2	Affiliate Intercompany Balances. All Affiliate US Intercompany Balances on the Closing Date will be settled directly between Purchaser and Sellers’ Representative and all Affiliate Non-US Intercompany Balances outstanding on the Closing Date will be settled directly between Mylan Luxembourg 2 and Sellers’ Representative as follows:
(a)	With respect to any Affiliate Intercompany Balance in favor of a Sellers’ Affiliate, Purchaser or Mylan Luxembourg 2, as applicable, shall pay the respective balance on behalf of the respective Group Company that owes the Affiliate Intercompany Balance to Sellers’ Representative as collection agent on behalf of the respective Sellers’ Affiliate; and

(b)	With respect to any Affiliate Intercompany Balance in favor of a Group Company, Sellers’ Representative shall pay the respective balance on behalf of the respective Sellers’ Affiliate that owes the Affiliate Intercompany Balance to Purchaser or Mylan Luxembourg 2,

as applicable, as collection agent on behalf of the respective Group Company.
6.2.3	Intercompany Settlement. The settlement of the Merck Intercompany Balances and the Affiliate Intercompany Balances pursuant to Section 6.2.1 and 6.2.2 above shall be jointly referred to as the “Intercompany Settlement”. Sellers’ Representative will notify Purchaser, also on behalf of and as representative of Mylan Luxembourg 2, at least one Business Day before the Closing Date of the payments to be made by (i) Sellers’ Representative and (ii) Purchaser and Mylan Luxembourg 2, respectively, to effect the Intercompany Settlement.

6.2.4	Payment Agent Agreement. (i) Purchaser or Mylan Luxembourg 2, as applicable, (ii) Sellers’ Representative and (iii) the respective Group Companies, Sellers and Sellers’ Affiliates (to be procured by Sellers’ Representative) shall enter into payment agent agreements to document the payment arrangements and to grant respective payment agency and collection agency authorities pursuant to Section 6.2.1 and 6.2.2 above in substantially the form attached as Exhibit 6.2.4.

6.2.5	Continuance of Group Financing. Nothing in the Share Purchase Agreement or this Amendment shall prevent Sellers, Sellers’ Affiliates or the Group Companies from settling, or to creating in the ordinary course of business, any new, Merck Intercompany Balances or Affiliate Intercompany Balances. Section 15.1 of the Share Purchase Agreement remains unaffected.
7.
CLOSING DATE, ORDER OF CLOSING ACTIONS
AND OTHER TRANSFER ACTIONS
7.1	Closing Date

The Parties hereby confirm their current firm intent to take the Closing Actions on 2 October 2007.

7.2	Pre-Closing Actions
7.2.1	Sellers shall cause MGG and Purchaser shall cause Mylan Canada, as applicable, to consummate, unless otherwise agreed between the Parties, the Genius GmbH Transfer at a time that (i) falls within the calendar day before the Closing Date by applying Eastern Daylight Time and (ii) already falls within the Closing Date by applying Central European (Summer) Time (e.g., at the Closing Date at 1:00 AM CET) by (i) execution of the Genius GmbH SPA by MGG and Mylan Canada, (ii) delivery of the Genpharm Note by MGG to Mylan Canada, and (iii) issue and delivery of the Genius GmbH Note by Mylan Canada to MGG (the Parties acknowledge that the Genius GmbH

Transfer shall be subject to the terms of and effected in accordance with the conditions set forth in the Genius GmbH SPA) (these actions the “Pre-Closing Actions”).

7.2.2	For the avoidance of doubt, the obligations of the Parties to consummate the Closing Actions on the Closing Date shall not be subject to the consummation of the Pre-Closing Actions before the Closing Date but only subject to the satisfaction or waiver of the Closing Conditions.
7.3	Closing Actions
7.3.1	On the Closing Date, the Parties shall take, or cause to be taken, the following actions in the following order, or any other order mutually agreed between the Parties; provided that (i) the Closing Actions pursuant to the following sub-paragraphs (b) to (m) should be executed at the same time to the extent practicably possible and (ii) that the individual actions with respect to the Closing Actions under the following sub-paragraphs (b) to (m) shall be taken simultaneously (Zug-um-Zug):
(a)	Payments. Payment by Purchaser to Sellers of the Preliminary Purchase Price;

(b)	Seller Certificates. Sellers shall deliver to Purchaser executed certificates pursuant to Section 7.1.3 (a), (b) and (c) of the Share Purchase Agreement;

(c)	Purchaser Certificates. Purchaser shall deliver to Sellers’ Representative executed certificates pursuant to Section 7.1.2 (a) and (b) of the Share Purchase Agreement;

(d)	Intercompany Settlement. Purchaser, Sellers’ Representative and Mylan Luxembourg 2 shall make the payments to effect the Intercompany Settlement;

(e)	Dura Transfer. Seller 1 shall, and shall cause Dura to, execute the Dura IP Transfer Agreement;

(f)	EpiPen Sale. Sellers shall cause EMD Chemicals to, and Purchaser shall, execute the EpiPen Sale Agreement;

(g)	Brand License Agreement. Sellers’ Representative and Purchaser shall enter into the Brand License Agreement in the form as attached as Exhibit 7.3.1(g), which shall replace Exhibit 16.1.1 to the Share Purchase Agreement;

(h)	Transitional Services Agreement. Sellers’ Representative and Purchaser shall enter into the Transitional Services Agreement in the form attached as Exhibit 7.3.1(h), which shall replace Exhibit 8.3.14 of the Share Purchase Agreement

(i)	Alphapharm Transfer. Sellers shall cause MGG, and Purchaser shall cause Mylan Australia, to execute the Alphapharm Transfer Form, and Purchaser shall cause its wholly owned (indirect) subsidiary Mylan Luxembourg 1 S.á.r.l to issue and deliver the Alphapharm Note to Mylan Australia, and shall cause Mylan Australia to deliver the Alphapharm Note to MGG;

(j)	Merck France Transfer. Sellers shall cause MGG, and Purchaser shall cause Mylan France, to execute the Merck France Transfer Order, and Purchaser shall cause Mylan France to issue and deliver the Merck France Notes to MGG;

(k)	Dura Transfer Deed. Purchaser shall cause Mylan Luxembourg 2 to, and Mylan Luxembourg 2 shall, and Seller 1 shall, execute the Dura Transfer Deed in notarial form;

(l)	Genericos Transfer Deed. Seller 3 and Purchaser shall cause the execution of the Genericos Transfer Deed in notarial form in Spain by representatives of Seller 3 and Mylan Luxembourg 2, respectively;

(m)	Merck Belgium Transfer Deed. Seller 3 shall, and Purchaser shall cause Mylan Luxembourg 2 to, and Mylan Luxembourg 2 shall, execute the Merck Belgium Transfer Deed;

(n)	EMD Transfer Deed. Seller 2 shall endorse the EMD Shares to Mylan Holding, or endorse a respective stock transfer certificate, and deliver the certificate(s) representing the EMD Shares to Mylan Holding;

(o)	MGG Transfer Deed. Seller 1, Purchaser and Mylan Luxembourg 2 shall cause the execution of the MGG Transfer Deed in notarial form in The Netherlands by representatives of Seller 1 and Mylan Luxembourg 2, respectively; and

(p)	Resignation Letters. Sellers shall deliver resignation letters of the Directors and Officers of the Group Companies who are remaining Directors and Officers or Employees of Sellers or Sellers’ Affiliates.
7.3.2	Obligations as to Actions on Closing Date. The actions set forth in Section 7.3.1(a) to 7.3.1(p) shall replace the Closing Actions set forth in the Share Purchase Agreement and be the Closing Actions. Sellers and Sellers’ Representative shall not be obligated to take any of the actions set forth in Section 7.3.1(b) to 7.3.1(p) before Sellers’ Representative has received the payment pursuant to Section 7.3.1(a). The failure (including by way of inability) of any Party to perform any action required by it under any of Sections 7.3.1(b) to 7.3.1(p) shall not relieve such Party or any of its Affiliates to take any other action under Sections 7.3.1(b) to 7.3.1(p), provided, that the individual actions with respect to any Closing Action under the sub-paragraphs (b) to (m) shall be taken simultaneously (Zug-um-Zug) by the Parties to such Closing Action.

7.3.3	Waiver Rights of Purchaser. Purchaser may determine in its sole discretion that any or all of the actions specified in 7.3.1(i) to 7.3.1(j) shall not be taken on the Closing Date.
7.4	Closing Confirmation

After all Closing Actions have been taken, Sellers and Purchaser shall confirm in writing that all Closing Actions have been taken and that the Closing has occurred. This confirmation shall be substantially in the form attached as Exhibit 7.4 instead of the form attached as Exhibit 8.4 to the Share Purchase Agreement.

7.5	Director Resignations

If any Director and/or Officer of a Group Company who (i) remains an Employee of Sellers or Sellers’ Affiliate and (ii) has taken all steps to resign as a Director and/or Officer and has notified the Group Company of the resignation and accordingly resigns on or before the Closing Date has not been properly discharged by the respective Group Company even though such concept is acknowledged under applicable law, Purchaser shall procure that such discharge is granted as soon as practical feasible or legally permissible (e.g., on the date of the next meeting of shareholders). To the extent the resignations of any such Directors and/or Officers require the filing of the resignation and/or additional documents with a local register, Purchaser shall procure that such filing requirements are met.

7.6	Prasfarma

Sellers, Sellers’ Representative and Purchaser shall cooperate in good faith to identify and implement a transitional solution in connection with the provision of transitional SAP services to Prasfarma Oncologicos SL (the “Transitional Prasfarma Solution”) (it being understood that the ultimate decision regarding the scope and provider of such solution shall be made by mutual agreement of Sellers’ Representative and Purchaser, and that the Parties will work together to achieve as economical a solution as possible). Sellers shall bear all out-of-pocket costs and expenses incurred in connection with the Transitional Prasfarma Solution by Sellers, Sellers’ Representative and Purchaser (including reasonable out-of-pocket expenses for counsel), whether incurred prior to or after the Effective Date, until such time as such costs and expenses in the aggregate are equal to EUR 600,000 (the “Prasfarma Expense Cap”), after which Purchaser shall bear all such costs and expenses (whether incurred by Sellers, Sellers’ Representative or Purchaser). Each party shall maintain reasonably detailed documentation of all such costs and expenses incurred by it and shall provide such documentation to the other party upon request. Any costs and expenses incurred by either party in connection with the Transitional Prasfarma Solution that are subject to reimbursement by the other party pursuant to this Section 7.6 shall be reimbursed promptly by the other party following presentation of reasonable documentation of such costs and expenses by the party seeking reimbursement.
8.
PURCHASE PRICE AND EFFECTIVE DATE
8.1	No Effect on Purchase Price
8.1.1	Effective Date Financial Statements. Any effects in connection with any New Transfer on the Effective Date Financial Statements shall be disregarded for purposes of calculating the Purchase Price under the Share Purchase Agreement, in particular if any of the New Transfers occurred, or any actions in connection with the New Transfers were taken, on or before the Effective Date. The Purchase Price shall be calculated as if none of the New Transfers has occurred, or no action in connection with the New Transfer was taken, on or before the Effective Date.

8.1.2	Promissory Notes. The amount and value of the Genius GmbH Note, the Genpharm Note, the Alphapharm Note and the Merck France Note shall be solely determined by Purchaser but may not contravene, or conflict with, the Purchase Price allocation under the Share Purchase Agreement, in particular as set forth in Exhibit 4.1.4 to the Share Purchase Agreement.

8.1.3	Purchase Price Allocation. The Purchase Price agreed between the Parties under the Share Purchase Agreement for the sale of the Companies and the Transfer of the Trademarks EpiPen, Duranifin and Enadura, including the Purchase Price allocation under the Share Purchase Agreement, in particular as set forth in Exhibit 4.1.4 to the Share Purchase Agreement, shall remain unaffected by the New Transfers and in particular (i) the consideration paid for the Genius GmbH Transfer, the Alphapharm Transfer and the Merck France Transfer, and (ii) the amount and value of the Genius GmbH Note, the Genpharm Note, the Alphapharm Note and the Merck France Note, which are not part of the agreement between Sellers and Purchaser with respect to the Purchase Price and the allocation of the Purchase Price under Exhibit 4.1.4 to the Share Purchase Agreement. The adjustment of the Purchase Price allocated to the sale and transfer of the Dura Share as a result of the execution of the Dura IP Transfer Agreement pursuant to Section 5.2 remains unaffected.
8.2	Effective Date
8.2.1	Clarification as to Section 8.1.1. The Parties hereby clarify that the “Effective Date” as defined in the Share Purchase Agreement shall, in case Section 8.1.1 (a) of the Share Purchase Agreement is applicable and the Closing Date determined by application of Section 8.1.1 (a) of the Share Purchase Agreement is not a Business Day, be nonetheless the last calendar day of the applicable month, i.e., in such case only the Closing Date but not the Effective Date following shall be the next Business Day following the day determined by application of Section 8.1.1 (a) of the Share Purchase Agreement.

8.2.2	Clarification of Section 4.1. The Parties hereby clarify that the reference to “with economic effect as of the Effective Date” contained in Section 3.1.1 of the Share Purchase Agreement shall only mean that the Purchase Price is determined on such date in accordance with Sections 4 and 5 of the Share Purchase Agreement.
8.3	Exchange Rates

For purposes of preparing the Effective Date Financial Statements and the Final Purchase Price Statement, any assets and liabilities (including any adjustments thereof) denominated in a currency other than EUR shall be converted into EUR on the basis of the exchange rate as of the Effective Date as used for the quarterly financial statements of Merck KGaA.
9.
INDEMNIFICATION AND COSTS
9.1	Indemnification
9.1.1	Tax Indemnification. Purchaser shall fully indemnify and hold harmless (freistellen) Sellers and Sellers’ Affiliates for any incremental income, withholding, sales, transfer or other Tax liability of Sellers or Sellers’ Affiliates in connection with any New Transfer to the extent any such New Transfer increases the Tax liability of Sellers or Sellers’ Affiliates above the amount of Taxes to be borne by Sellers or Sellers’ Affiliates in connection with the sales and transfers set forth in Section 3.1 of the Share Purchase Agreement.

9.1.2	No Indemnification by Sellers. Sellers and Sellers’ Representative shall not be liable for, and shall not have to indemnify and hold harmless Purchaser or any Group Company for, and Section 12 of the Share Purchase Agreement shall not apply to, any incremental Taxes for any Pre-Effective Date Period resulting from any New Transfer in accordance with this Amendment.

9.1.3	No Responsibility of Sellers. Any actions, results, effects and transactions contemplated by, or taken in connection with, this Amendment, in particular the New Transfers, in amendment of the transaction structure under Section 3.1 of the Share Purchase Agreement shall be entirely and exclusively Purchasers’ responsibility and risk. Sellers, Sellers’ Representatives, Sellers’ Affiliates and the Group Companies do not make any representations and warranties in connection with any actions, results, effects and transactions contemplated by, or taken in connection with, this Amendment or any other plans, discussions or considerations of Purchaser to amend the transaction structure, and shall not be liable for any Taxes, costs, losses, expenses and other disadvantages of Purchaser or the failure to achieve any results or effects desired by Purchaser. Any actions and transactions that were not part of Section 3.1 of the Share Purchase Agreement, in particular any New Transfer, and any situation, results or effects resulting therefrom, shall be disregarded for purposes of Section 9 of the Share Purchase Agreement.

9.1.4	Costs (other than Taxes). All incremental costs and expenses (including court and filing fees or similar charges and reasonable out of pocket expenses for counsel) (other than Taxes) incurred by Sellers or Sellers’ Affiliates in connection with the implementation of any New Transfers or the implementation of any other actions and changes contemplated by this Amendment, or any other changes or alternatives to the transaction structure considered by Purchaser and proposed in writing (including by way of e-mail) prior to the Closing Date to Seller or Sellers’ Affiliate, shall be borne by Purchaser and reimbursed to Sellers or Sellers’ Affiliates upon demand. The notarial fees for the notarization of this Amendment and all transfer deeds and other deeds hereunder as well as any costs, fees and expenses relating to any regulatory or administrative filings in connection with the New Transfers shall be borne by Purchaser.

9.1.5	No Closing. In the event that Purchaser or any Affiliate of Purchaser shall not have performed any Closing Actions required to be performed by it on the Closing Date unless (i) Purchaser was not required to perform such Closing Action pursuant to Section 7.1.3 of the Share Purchase Agreement or (ii) Purchaser or its Affiliates were not required to take the steps required by them under the respective missing Closing Action because Sellers or Sellers Affiliate failed to take the steps required by them under the same Closing Action, and as consequence thereof Closing has not occurred prior to the expiry of 270 days after the Signing Date (the “Outside Date”), then Purchaser shall further fully indemnify and hold harmless (freistellen) Sellers, Sellers’ Affiliates and the Group Companies, as well as Allgemeine Beteiligungsgesellschaft Genius Deutschland GmbH, for any Taxes, costs, losses, expenses and other quantifiable disadvantages resulting from any New Transfer on, before or after the Closing Date, including any actions, events or circumstances in connection with the unwinding of any New Transfer within one month after the earlier of (A) the date on which either Purchaser shall notify Sellers’ Representative, or Sellers’ Representative shall notify Purchaser, respectively, in writing of its intention not to consummate the Closing and (B) the Outside Date. The unwinding of any New Transfers shall be done in a manner and at a time to be determined at Sellers’ and Sellers’ Representatives sole discretion. Sellers and Sellers’ Affiliates shall be under a general obligation in accordance with Section 254 of the German Civil Code (BGB) and shall use their best efforts to mitigate the amount of any damages of Purchaser or its Affiliates under this indemnity.

10.
MISCELLANEOUS
10.1	Notices

Section 19 of the Share Purchase Agreement shall apply mutatis mutandis to this Amendment.

10.2	Severability

The invalidity of any provision (or parts thereof) of this Amendment shall not affect the validity of any other provision hereof, and the invalid provision shall be deemed to be replaced by a valid provision coming closest in its commercial effect to the invalid provision. The foregoing shall also apply to unenforceable provisions and to matters as to which this Amendment is silent. If a provision of this Amendment should be held invalid by a competent court or an arbitration tribunal because of the scope of its coverage (such as territory, subject matter, time, period or amount), such provision shall not be deemed to be completely invalid but shall be deemed to be valid with the permissible scope that is nearest to the originally agreed-upon scope.

10.3	Exhibits

All Exhibits to this Amendment constitute a part of this Amendment. In the event of a conflict between any Exhibit and the provisions of this Amendment, the provisions of this Amendment shall prevail.

10.4	Amendments

Any amendments to this Amendment (including amendments to this clause) shall be valid only if made in writing, unless another form is required by mandatory law.

10.5	Governing Law

This Amendment shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws.

10.6	Arbitration

Section 21.7 of the Share Purchase Agreement shall apply mutatis mutandis to any dispute, controversy or claim arising out of or in connection with this Amendment, including any question regarding its existence, validity, or termination